                                                                       Exhibit 5


                         HATHAWAY, SPEIGHT & KUNZ, LLC             TELEPHONE:
                                                                 (307) 634-7723
Stanley K. Hathaway             Attorneys at Law
  of Counsel                                                          FAX:
  ----------                   2515 Warren Avenue                (307) 634-0985
John B. "Jack" Speight        Post Office Box 1208
Brent R. Kunz             Cheyenne, Wyoming 82003-1208               E-MAIL:
Rick A. Thompson                                                  hsk@trib.com
Michael Rosenthal
Robert T. McCue                                                 LEGAL ASSISTANTS
Dominique D.Y. Cone                                             Sharon L. Bailey
Ian D. Shaw                                                        Patty Wood



                                August 13, 1999


Biometric Security Corp.
400 Burrard Street, Suite 1940
Vancouver, BC
V6C 3A6

         RE:      Biometric Security Corp.
                  Continuation to Wyoming

Ladies and Gentlemen:

     We have acted as special counsel in the state of Wyoming to Biometric Security Corp., a Wyoming corporation (the "Company") formerly known as Sonoma Resource Corp. On November 10, 1998, the Company continued into Wyoming from British Columbia (the "Continuation") through the filing of Articles of Continuance with the Wyoming Secretary of State pursuant to Wyoming Statute ss. 17-16-1710. Wyoming Statute ss. 17-16-1710 of the Wyoming Business Corporation Act (the "Act") provides that any corporation incorporated for any purposes, other than an insurance company or a financial institution, under the laws of any jurisdiction other than Wyoming, may if the foreign jurisdiction will acknowledge the corporation's termination of domicile in the foreign jurisdiction, apply to the Wyoming Secretary of State to continue the foreign corporation in Wyoming as if it had been incorporated in the state of Wyoming. A copy of the Certificate of Continuance issued by the Wyoming Secretary of State on November 10, 1998, is attached hereto as Attachment A.

     With respect to the Continuation of the Company into Wyoming, we are of the opinion that:

     1. Pursuant to Wyoming Statute ss. 17-16-1710(g), each share of stock of the Company issued before the Company's Continuance into Wyoming is deemed to have been issued in compliance with the Act and the provisions of the Articles of Continuance, irrespective of whether the share is fully paid and nonassessable, and irrespective of any designation,

Biometric Security Corp.
August 13, 1999
Page 2


          rights, privileges, restrictions or conditions set out on or referred to in the certificate representing the share, and irrespective of whether the certificate is in registered or bearer form.

     2. Pursuant to Wyoming Statute ss. 17-16-1710(g), the Continuance under the Act does not deprive a stockholder of the Company of any right or privilege that he claims under, or relieve the stockholder of any liability in respect of, an issued share.

     The opinions set forth above are subject to the following qualifications, exceptions and limitations:

     A. We are qualified to practice law only in the State of Wyoming and we do not purport to be conversant with the laws of jurisdictions other than Wyoming. Accordingly, we express no opinion herein as to laws other than the laws of the State of Wyoming and the federal laws of the United States applicable therein.

     B. The opinions set forth herein are rendered in reliance upon the Certificate of Continuance issued by the Wyoming Secretary of State on November 10, 1998.

     C. The opinions set forth herein are limited to those expressly stated and no other opinion or opinions should be implied.

     D. The opinions set forth herein are as of the date hereof and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any change in the law that may hereafter occur.

     E. We are not securities counsel and we have not undertaken to opine, advise or represent the Company with respect to any securities laws. This letter is not a securities opinion and should not be construed as such. We expressly except from the opinions set forth herein any opinion concerning the need for or compliance by any party, and in particular by the Company, with the provisions of the securities laws, regulations, and/or rules of the United States of America, the State of Wyoming, or any other jurisdiction, including any blue sky laws or registration requirements.

Biometric Security Corp.
August 13, 1999
Page 3

       This opinion is rendered to the addressee solely for use in connection with the transaction described herein. This opinion may not be relied upon by any other person or for any other purpose without our prior written consent.

                                    Respectfully submitted,

                                    HATHAWAY, SPEIGHT & KUNZ



                                    By: /s/ Rick A. Thompson
                                        ----------------------------------
                                        Rick A. Thompson





Attachment A
RT/ccg

                                STATE OF WYOMING

                                 OFFICE OF THE
                               SECRETARY OF STATE

                            [Watermark of Great Seal
                            of the State of Wyoming]



UNITED STATES OF AMERICA, )
STATE OF WYOMING          ) SS.

     I, DIANA J. OHMAN, Secretary of State of the State of Wyoming, do hereby certify that

                         ... SONOMA RESOURCE CORP. ....

a corporation originally organized under the laws of British Columbia, Canada, did on November 10, 1998, apply for a Certificate of Registration and filed Articles of Continuance in the office of the Secretary of State of Wyoming.

     I FURTHER CERTIFY that SONOMA RESOURCE CORP. has renounced its original country of incorporation, and is now incorporated under the laws of the state of Wyoming in accordance with W.S. 17-16-1710.

     I FURTHER CERTIFY that the name of this corporation was changed from SONOMA RESOURCE CORP. to BIOMETRIC SECURITY CORP. upon the filing of the Application for Certificate of Registration and Articles of Continuance.






                                    IN TESTIMONY WHEREOF, I have hereunto set my
                                    hand and affixed the Great Seal of the State
                                    of Wyoming. Done at Cheyenne, the Capital,
                                    this 10TH day of NOVEMBER, A.D., 1998.
     [Watermark of Great Seal
     of the State of Wyoming]
                                    /s/ Diana J. Ohman
                                    --------------------------------------------
                                                SECRETARY OF STATE


                                    By /s/ Sharon Cochran
                                       -----------------------------------------






                                                                    Attachment A